Exhibit 99.1
FOR IMMEDIATE RELEASE
March 17, 2015

INNOVATIVE SOFTWARE TECHNOLOGIES, INC. TO SEEK TO REORGANIZE AND TO RE-ESTABLISH THE SEC REPORTING STATUS AND PUBLIC QUOTATION OF COMMON STOCK; INNOVATIVE SOFTWARE TECHNOLOGIES, INC. CONSENTS TO DEREGISTRATION UNDER SECTION 12(j) OF EXCHANGE ACT

TAMPA, FLORIDA:  Innovative Software Technologies, Inc., a Delaware corporation (“Company”) announced today that the Company, after careful consideration, including consulting with outside counsel and appropriate staff members of regulators and a review of the costs and odds of success of the courses of action available to the Company, consented to deregistration under Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a settlement with the Securities and Exchange Commission (“Commission”) on March 6, 2015.  The Company concluded that the limited resources of the Company would be better spent seeking to seeking to reorganize the Company into a more viable operation and then seek registration under the Exchange Act by filing a Form 10 and seek to restore the quotation of its Common Stock on a national securities quotation system by finding a broker-dealer to file a Form 211 application with the Financial Industry Regulatory Authority or “FINRA”.  The Company cannot assure our stockholders of the success of these efforts or the timing of completion of the audits and required filings, but the Company has decided that this course of action is the only viable option for the Company at this time.  The Company will attempt to make substantial progress, if not complete, the required tasks in 2015.

Background.   The Commission issued an Order instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Order”) (See: SEC Release #34-74327) against Innovative Software Technologies, Inc. (“Company”) and a temporary suspension of trading the Company’s Common Stock (“Suspension Order”).  The Order was served on the Company on February 24, 2015.  The Order alleges: “Innovative Software Technologies, Inc. (“INIV”) (CIK No. 1084047) is a Delaware corporation located in Tampa, Florida with a class of securities registered with the Commission pursuant to Exchange Act Section 12(g). INIV is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-K for the period ended March 31, 2010, which reported a net loss of $393,992 for the prior year. As of February 12, 2015, the common stock of INIV was quoted on OTC Link operated by OTC Markets Group Inc. (formerly “Pink Sheets”) (“OTC Link”), had eight market makers, and was eligible for the “piggyback” exception of Exchange Act Rule 15c2-11(f)(3).”

Prior Disclosure.  The Company reported the risk of deregistration under Section 12(j) of the Exchange Act in its latest Annual Report on Form 10-K in the Risk Factors.

Deregistration. The Company’s focus is to restore shareholder value in the Company Common Stock and the best route to achieving that goal. Outside counsel to the Company spoke  to appropriate Staff Members about remediation plan and other possible options to delay or prevent deregistration of the Company under Section 12(j) of Securities Exchange Act of 1934 (“Exchange Act’).  Based on those conversations as well as research and guidance on the issues by outside counsel and outcomes for companies facing the same situation as the Company, the Company has concluded that any effort to contest the deregistration would only waste limited Company funds without a successful result.  As such, the Company decided to settle with the Commission on the Section 12(j) deregistration and focus on reorganizing the Company and re-establishing the Company as an SEC reporting company with its Common Stock quoted on the QB Tier, which requires completing the audits as quickly as possible and filing to registration anew under the Securities Exchange Act.  The new registration would include seeking to cause a broker-dealer to file a Form 211 application with the Financial Industry Regulatory Authority or “FINRA” to quote the Company’s Common Stock upon approval of the new registration.  The new registration and 211 application, assuming we can persuade a broker-dealer to file the Form 211, would take months of regulatory review. As of the date of this press release, the Company is unable to state whether the ng Company will succeed in causing a resumption of trading of the Company Common Stock, or when and if any new Form 10 registration will be approved by the Commission.

Alternative Plans.  The Company is also exploring alternative plans to restore shareholder value in the Company’s Common Stock, which options include transferring assets to an existing public company in exchange for stock of the public company, which stock would be distributed to Company shareholders as a liquidation distribution.  The Company’s efforts are preliminary and there are no discussions, negotiations or transactions contemplated as of the date of this press release. The Company may be unable to find a suitable public company or consummate any proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements intended to qualify for the safe harbor contained in Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this press release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this press release. These factors include inability of Company to successfully revive its business operations, complete its audits, obtain funding on affordable terms and conditions, draft all filings and obtain all regulatory approvals to restore its status as SEC-reporting company with its Common Stock quoted on a national quotation system, and maintain current reporting under the Securities Exchange Act of 1934, when and if the Company registers under that act.  Readers are cautioned not to place undue reliance on forward-looking statements.

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